Exhibit 10.2

REDEMPTION AGREEMENT

This redemption agreement (this “Agreement”), dated as of January 29, 2015, is made by and among Hunt-InfraREIT, L.L.C. (“Hunt-InfraREIT”), InfraREIT, Inc. (“InfraREIT Inc.”) and InfraREIT Partners, LP (the “Operating Partnership”).

RECITALS

WHEREAS, this Agreement is being entered into in connection with the Merger and Transaction Agreement, dated as of January 29, 2015, by and among InfraREIT, L.L.C. (“InfraREIT LLC”), InfraREIT Inc. and the Operating Partnership (as the same may be amended, modified or supplemented from time to time, the “Merger Agreement”), pursuant to which, among other things, InfraREIT LLC will be merged with and into InfraREIT Inc. (the “Merger”), with InfraREIT Inc. surviving the Merger as the general partner of the Operating Partnership;

WHEREAS, InfraREIT Inc. has filed with the United States Securities and Exchange Commission a registration statement on Form S-11 (the “Registration Statement”) with respect to an initial public offering (the “IPO”) of its common stock, par value $0.01 per share (“Common Stock”);

WHEREAS, pursuant to the Merger Agreement and Sections 4.6.D and 8.7 of the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the “Partnership Agreement”), which will become effective as of the closing of the IPO (the “IPO Closing”), Hunt-InfraREIT desires to exercise its Redemption Right (as defined in the Partnership Agreement) with respect to 1,551,878 Class A units representing limited partnership interests in the Operating Partnership (the “Redeemed Units”);

WHEREAS, pursuant to Section 8.7.B of the Partnership Agreement, InfraREIT Inc. desires to assume the Operating Partnership’s obligation to redeem the Redeemed Units by paying Hunt-InfraREIT the Shares Amount (as defined in the Partnership Agreement) equal to 1,551,878 shares of Common Stock (the “Exchange Shares”).

NOW, THEREFORE, in consideration of the premises and of the mutual promises, covenants, conditions and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Redemption Election and Assumption; Conversion of Redeemed Units.

a. Pursuant to Sections 4.6.D and 8.7.A of the Partnership Agreement and subject to Section 2 of this Agreement, Hunt-InfraREIT hereby (i) exercises its Redemption Right with respect to the Redeemed Units and (ii) surrenders the Redeemed Units and all right, title and interest therein.

b. Pursuant to Section 8.7.B of the Partnership Agreement, InfraREIT Inc. elects to assume directly and satisfy Hunt-InfraREIT’s exercise of the Redemption Right pursuant to Section 1(a) of this Agreement by issuing the Exchange Shares in exchange for the Redeemed Units, and Hunt-InfraREIT hereby consents to InfraREIT Inc.’s election to assume directly and satisfy Hunt-InfraREIT’s exercise of the Redemption Right pursuant to Section 1(a) of this Agreement.

c. Upon InfraREIT Inc.’s acquisition of the Redeemed Units pursuant to Section 1(b) of this Agreement, and pursuant to Section 4.6.C of the Partnership Agreement, the Redeemed Units will be automatically converted into an equivalent number of Common Units (as defined in the Partnership Agreement).

2. Effective Time. The closing of the transactions contemplated by this Agreement shall occur immediately following the IPO Closing and simultaneously with the Merger.

3. Waiver of Minimum Holding Period. Each of the parties hereto expressly agrees and acknowledges that the transactions contemplated by this Agreement shall be deemed to be in full satisfaction of the parties’ respective rights and obligations under Section 8.7 of the Partnership Agreement with respect to the redemption of the Redeemed Units, notwithstanding the provisions of such section imposing minimum holding periods, notice requirements or other conditions upon the exercise of the Redemption Right and the other transactions contemplated hereby.

4. Termination. If the IPO Closing shall not have occurred within 10 business days of the date of this Agreement, this Agreement shall automatically terminate and be of no further force and effect.

5. Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous negotiations, agreements and understandings of the parties.

6. Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

7. Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of each of the parties hereto.

8. Counterparts. Any number of counterparts hereof may be executed and each such counterpart shall be deemed to be an original instrument. A signature delivered by facsimile or other means of electronic transmission shall be deemed to constitute an original signature.

9. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware without regard to any conflicts of law provisions that would result in the application of the laws of any other jurisdiction. Any legal action or proceeding between two or more of the parties to this Agreement shall be adjudicated solely and exclusively in the state and/or federal courts in Delaware. Each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.

Hunt-InfraREIT, L.L.C.

By:	/s/ Hunter L. Hunt
Name:	Hunter L. Hunt
Title:	President

InfraREIT, Inc.

By:	/s/ David A. Campbell
Name:	David A. Campbell
Title:	President

InfraREIT Partners, LP By: InfraREIT, L.L.C., its general partner

By:	/s/ David A. Campbell
Name:	David A. Campbell
Title:	President

[Signature Page to Redemption Agreement (Hunt-InfraREIT)]